Exhibit 32.1

In connection with the Quarterly Report on Form 10-Q for the quarter ended August 31, 2014 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date: October 3, 2014

By:/s/ Arnold W. Donald
Arnold W. Donald
President and Chief Executive Officer